EXHIBIT 99.1

ANNUAL REPORT CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

I, John E. Little, Chief Executive Officer of Portal Software, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  the Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the fiscal year ending January 31, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JOHN E. LITTLE
John E. Little
Chief Executive Officer
August 27, 2002

I, Howard A. Bain III, Chief Financial Officer of Portal Software, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)  the Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the fiscal year ending January 31, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HOWARD A. BAIN III
Howard A. Bain III
Chief Financial Officer
August 27, 2002